Exhibit 16.1

[RSM US LLP Letterhead]

November 2, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Regional Management Corp.’s statements included under Item 4.01(a) of its Form 8-K filed on November 2, 2021 and we agree with such statements concerning our firm.

/s/ RSM US LLP